UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon	000-50332	93 - 1282171
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

503 Airport Road, Medford, Oregon 97504
Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 7.01
Regulation FD Disclosure.

     On April 12, 2005, PremierWest Bancorp issued a press release announcing the earnings for the first quarter ended March 31, 2005. All of the information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.
99 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERRWEST BANCORP
(Registrant)

Date:	April 12, 2005	By:
Tom Anderson
Senior Vice President and Chief Financial Officer

     PREMIERWEST BANCORP ANNOUNCES ANOTHER SOLID QUARTER

NET INCOME UP 44.3%

Medford, Oregon - April 12th, 2005 - PremierWest Bancorp (NASDAQ - PRWT) announced first quarter net income of $2,647,000, a 44.3% increase when compared to the first quarter of 2004, when the Company earned $1,835,000.

John Anhorn, President & Chief Executive Officer stated, "This most recent quarter of solid performance in key areas continues to confirm our success in building a strong, true community bank with a network of branches located between Eugene, Oregon and Sacramento, California. Growth in total customer relationships, loans outstanding and deposits entrusted to us validates our core business philosophy. People are hungry for true personal service, and full service branches staffed with qualified and enthusiastic professionals is an essential component of our strategy to grow relationships. We achieved healthy growth in total assets as well as market presence during the quarter. Total assets grew at an annualized rate of 15.7% or $31.6 million during the quarter."

Highlights of the Quarter include:
  Consistent earnings growth (up 44.3%)
  Increased net interest income
  Strong loan growth and improved credit quality
  Stable deposit growth
  Further market expansion/penetration

CONSISTENT EARNINGS GROWTH

Tom Anderson, Senior Vice President & Chief Financial Officer stated "Steady loan growth coupled with exceptional credit quality and increased customer relationships contributed to our strong performance during the quarter. The quarter included additional expenses incurred with our entrance into new markets and establishment of new locations within our existing markets."

Earnings per share on a fully diluted basis increased from $0.12 per share during the first quarter of 2004 to $0.17 per share for the quarter ended March 31, 2005. The increase in total average outstanding shares when comparing the two quarters is primarily a result of new shares issued with the acquisition of Mid Valley Bank early in 2004.

Rich Hieb, Executive Vice President & Chief Operating Officer noted, "During the last seventeen quarters we have expanded our market presence with the addition of 29 new locations, (including the successful acquisition and integration of two community banks), and established an improving earnings trend, which has been reflected in increased value for our shareholders."

INCREASED NET INTEREST INCOME

Net interest income totaled $10.2 million for the quarter ended March 31, 2005, an increase of $2.2 million and $222,000, when compared to the same period in 2004, and the immediately preceding quarter, respectively. Our tax-adjusted net interest margin was 5.61% for the most recent quarter, a 46 basis point improvement when compared to the same period in 2004, and an 11 basis point decline when compared to the immediately preceding quarter. Strong loan demand necessitated a more aggressive approach to gathering interest bearing deposits and resulted in the average cost of interest bearing deposits climbing 21 basis points when compared to the immediately preceding quarter. The increase in interest expense was offset by a 14 basis point improvement, quarter over quarter, in the average yield on earning assets.

STRONG LOAN GROWTH & IMPROVED CREDIT QUALITY

Total gross loans outstanding grew at an annualized rate of 24.9% reaching $731.2 million at March 31, 2005, an increase of $42.9 million from December 31, 2004. This marks the fourth consecutive quarter since the acquisition of Mid Valley Bank in 2004 of quarter over quarter loan growth at an annualized rate in excess of 14.0% . Jim Earley, Senior Vice President & Credit Administrator stated, "We continue to see enormous potential in our newer northern California markets while our more mature southern Oregon communities (Douglas, Jackson, and Josephine counties) continue to provide excellent opportunities for growth. Our responsive service-oriented style of banking has been well received in our newest markets (Bend, Oregon and Woodland, California). We have successfully grown our credit portfolio without increasing interest rate risk or reducing credit quality. Non-performing loans declined both in volume and as a percent of total loans when compared to the previous quarter. This category amounted to 0.26% of total loans at March 31, 2005. We anticipate continued strong loan growth and believe our stringent underwriting standards and diligent collection efforts will minimize non-performing loan totals."

STABLE DEPOSIT GROWTH

Total deposits grew at an annualized rate of 16.8%, increasing $28.9 million during the quarter to $717.9 million at March 31, 2005, compared to $689.0 million at December 31, 2004. Growth in non-interest demand accounts contributed $5.9 million or 20.5% of the growth achieved during the quarter. This deposit category continues to represent an important segment of our funding base, accounting for 26.4% of all deposits at March 31, 2005. Our core deposit base, consisting of non-interest demand deposits, interest bearing demand deposits, and regular savings deposits represents a solid 73.8% of total deposits. We will continue to focus on increasing core deposits, with an emphasis on reaching our goal of non-interest bearing demand deposits exceeding 30% of total deposits. We believe there is ample opportunity in our markets (especially in our less mature markets) to grow this important segment as we expand and develop additional commercial relationships. Additionally, the introduction of free checking and free Bill Pay services for consumer customers during 2004 has been well received and should serve to build customer relationships and further strengthen our core deposit base.

FURTHER MARKET EXPANSION & PENETRATION

The first quarter of 2005 marked the first full quarter of operation for two of our newest offices: Woodland, California and Bend, Oregon. Additionally we entered the Roseville, California market with a loan production office late in the first quarter, with plans to convert to a full service branch as growth warrants. Property has been secured in the community of Eagle Point, Oregon. Construction of a full service office with drive- through facilities is expected to begin during the second quarter with the branch becoming fully operational early in the fourth quarter of this year. Additionally, we have purchased property in Shady Cove, Oregon and expect to open a full service facility in that community early in 2006. These are both vibrant growing communities contiguous to our existing locations. We currently have an agreement to purchase a facility in Ashland, Oregon and would expect to have a full service branch operational in early 2006.

We continue to use a disciplined approach to implementation of our long standing strategy to build a customer service oriented community bank with a network of branches located between Eugene, Oregon and Sacramento, California. As we move forward with that plan we will continue to explore opportunities complimentary to our existing market presence, with attention to the growing northern California markets.

GUIDANCE

Tom Anderson stated, "The excellent start for 2005 is encouraging. We would anticipate the increase in full year 2005 earnings will be at the higher end of our 15% to 25% guidance range, when compared to 2004 net income". Anderson also noted the Company recently announced its fifth consecutive 5% stock dividend would be payable on June 27, 2005 to shareholders of record June 1, 2005. The Company's Annual Meeting of Shareholders will be held May 25, 2005 at the Rogue Valley Country Club in Medford, Oregon.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. Recognized as one of the fastest growing banks in the Pacific Northwest, PremierWest offers a full array of financial products and services through a network of full service banking offices located primarily along the Interstate 5 freeway corridor between Eugene, Oregon and Sacramento, California.

PremierWest offers expanded banking related services through our two subsidiaries Premier Finance Company and PremierWest Investment Services, Inc. Premier Finance Company operates from offices in Medford, Klamath Falls, Grants Pass, Roseburg and Portland, Oregon. PremierWest Investment Services operates in all of the Bank's community-focused market areas.

PremierWest Bank was created following the merger of the Bank of Southern Oregon and Douglas National Bank in May of 2000. In April of 2001, PremierWest Bancorp acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, with eight branch offices located in Siskiyou County in northern California. In January of 2004, PremierWest acquired Mid Valley Bank with five branch offices located in the northern California counties of Shasta, Tehama, and Butte.

This report contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in these statements. The forward-looking statements are made pursuant to the safe harbor provisions of Section 21D of the Securities Exchange Act of 1934, as amended. Those forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by the use of the words, "expect to", "plan", "will", "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements, and you should recognize that those statements are effective only as of the date of this release. You should anticipate that our actual performance may vary from those projections, and variations may be material and adverse. You should not rely solely on forward-looking statements in evaluating an investment or prospective investment, and you should consider all uncertainties and risks discussed in the filings of PremierWest Bancorp with the Securities and Exchange Commission ("SEC"). Risks that may cause our results to differ materially and adversely from management's expectations discussed here include: unanticipated additional expenses associated with opening additional facilities; higher than expected costs of regulatory compliance, particularly with Sarbanes-Oxley; the impact on reported financial results that may occur with the adoption of new accounting rules and tax regulations; the inability to grow earnings assets or the inability to fund loan growth through traditional deposit gathering; as well as general economic conditions in our market area and broader economic changes regionally and nationally, and the effect of bank regulatory changes. PremierWest undertakes no obligation to update any forward-looking statements contained herein.

PREMIERWEST BANCORP
FINANCIAL HIGHLIGHTS

(All amounts in 000's, except per share data)
(Unaudited)						For the three
EARNINGS AND PER SHARE DATA						months ended
						December 31,
For the Three Months Ended March 31	2005	2004 (1)	Change		% Change	2004	Change	% Change

Interest income	$12,496	$9,520		$2,976	31.3%	$11,742	$754	6.4%
Interest expense	2,318	1,557		761	48.9%	1,786	532	29.8%

Net interest income	10,178	7,963		2,215	27.8%	9,956	222	2.2%
Provision for possible loan losses	150	300		(150)	-50.0%	150	-	0.0%
Non-interest income	1,759	1,551		208	13.4%	1,669	90	5.4%
Non-interest expense	7,747	6,475		1,272	19.6%	7,380	367	5.0%

Pre-tax income	4,040	2,739		1,301	47.5%	4,095	(55)	-1.3%
Provision for income taxes	1,393	904		489	54.1%	1,351	42	3.1%

Net Income	$2,647	$1,835		$812	44.3%	$2,744	$(97)	-3.5%

Basic earnings per share	$0.18	$0.13		$0.05	38.5%	$0.18	0.00	0.0%

Diluted earnings per share	$0.17	$0.12		$0.05	41.7%	$0.17	$0.00	0.0%

Average shares outstanding--basic	14,614,840	14,105,734	509,106		3.6%	14,593,631	21,209	0.1%
Average shares outstanding--diluted	15,878,826	15,299,395	579,431		3.8%	15,828,157	50,669	0.3%

(1) Includes the acquired operations of Mid Valley Bank from the date of acquisition (January 23, 2004) forward.

SELECTED FINANCIAL RATIOS
(annualized)							For the three
							months ended
							December 31,
For the Three Months Ended March 31			2005		2004	Change	2004	Change

Yield on average gross loans (1)			7.01%		6.78%	0.23	6.94%	0.07
Yield on average investments (1)			3.79%		2.37%	1.42	3.38%	0.41
Total yield on average earning assets (1)			6.87%		6.14%	0.73	6.73%	0.14
Cost of average interest bearing deposits			1.59%		1.25%	0.34	1.38%	0.21
Cost of average borrowings			5.62%		2.88%	2.75	5.98%	(0.36)
Total cost of average deposits and borrowings			1.29%		1.02%	0.27	1.02%	0.27
Net interest spread			5.58%		5.12%	0.46	5.71%	(0.13)
Net interest margin (1)			5.61%		5.15%	0.46	5.72%	(0.11)

Net charge-offs to average loans			0.01%		-0.02%	0.03
Allowance for loan losses to loans			1.28%		2.02%	(0.74)
Allowance for loan losses to non-performing loans			495.67%		150.79%	344.88
Non-performing loans to total loans			0.26%		1.34%	(1.08)
Non-performing assets to total assets			0.28%		1.25%	(0.97)

Return on average equity			11.49%		9.34%	2.15
Return on average assets			1.29%		1.05%	0.24

Efficiency ratio (2)			64.90%		68.06%	(3.16)

Notes:
(1)	Tax equivalent at a 34% rate

(2)	Non-interest expense divided by net interest income plus non-interest income

BALANCE SHEET					Balance Sheet
At March 31					at December 31
	2005	2004	Change	% Change	2004	Change	% Change

Fed funds sold and investments	$ 20,626	$ 88,876	$ (68,250)	-76.8%	$35,093	$(14,467)	-41.2%

Gross loans	731,226	582,370	148,856	25.6%	688,298	42,928	6.2%
Reserve for loan losses	(9,378)	(11,757)	2,379	-20.2%	(9,171)	(207)	2.3%

Net loans	721,848	570,613	151,235	26.5%	679,127	42,721	6.3%
Other assets	93,576	91,097	2,479	2.7%	90,225	3,351	3.7%

Total assets	$ 836,050	$ 750,586	$ 85,464	11.4%	$804,445	$31,605	3.9%

Non-interest-bearing deposits	$ 189,772	$ 155,683	$ 34,089	21.9%	$183,845	$5,927	3.2%
Interest-bearing deposits	528,124	478,869	49,255	10.3%	505,140	22,984	4.6%

Total deposits	717,896	634,552	83,344	13.1%	688,985	28,911	4.2%
Borrowings	17,723	25,142	(7,419)	-29.5%	17,883	(160)	-0.9%
Other liabilities	7,283	7,309	(26)	-0.4%	6,997	286	4.1%
Stockholders' equity	93,148	83,583	9,565	11.4%	90,580	2,568	2.8%

Total liabilities and stockholders' equity	$ 836,050	$ 750,586	$ 85,464	11.4%	$804,445	$31,605	3.9%

Period end shares outstanding (1)	15,630,782	15,571,163	59,619	0.4%	15,622,957	7,825	0.1%
Book value per share	$ 5.96	$ 5.37	$ 0.59	11.0%	$5.80	$0.16	2.8%

Allowance for loan losses:
Balance beginning of period	$ 9,171	$ 5,466	$ 3,705	67.8%	$5,467	$3,704	67.8%
Acquired from merger with Mid Valley Bank	-	6,085	$ (6,085)	-100.0%	6,085	(6,085)	-100.0%
Provision for loan losses	150	300	(150)	-50.0%	800	(650)	-81.3%
Net (charge-offs) recoveries	57	(94)	151	-160.6%	(3,181)	3,238	-101.8%

Balance end of period	$ 9,378	$ 11,757	$ (2,379)	-20.2%	$9,171	$207	2.3%

Non-performing assets:
Non-performing loans	$ 1,892	$ 7,797	$ (5,905)	-75.7%	$1,916	$(24)	-1.3%
Real estate owned	483	1,585	(1,102)	-69.5%	483	-	0.0%

Total non-performing assets	$ 2,375	$ 9,382	$ (7,007)	-74.7%	$2,399	$(24)	-1.0%

Notes:
(1)	Amount includes 11,000 shares of preferred stock issued November 17, 2003 as if converted into common stock at a conversion ratio of 91.875 to 1 for a total of 1,010,625 common shares.

					For the three
					months ended
AVERAGE BALANCE SHEET					December 31,
For the Three Months Ended March 31	2005	2004	Change	% Change	2004	Change	% Change

Average fed funds sold and investments	$ 31,813	$91,605	$ (59,792)	-65.3%	$41,190	(9,377)	-22.8%
Average loans, gross	701,028	535,885	165,143	30.8%	662,335	38,693	5.8%
Average total assets	818,445	697,119	121,326	17.4%	795,154	23,291	2.9%
Average non-interest-bearing deposits	182,449	144,336	38,113	26.4%	190,260	(7,811)	-4.1%
Average interest-bearing deposits	518,270	438,455	79,815	18.2%	504,147	14,123	2.8%
Average total deposits	700,719	582,791	117,928	20.2%	694,407	6,312	0.9%
Average total borrowings	18,137	25,570	(7,433)	-29.1%	2,808	15,329	545.9%
Average stockholders' equity	92,131	78,589	13,542	17.2%	89,416	2,715	3.0%